UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2024

a.k.a. Brands Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40828	87-0970919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Montgomery Street, Suite 2270
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
415-295-6085
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AKA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01	Changes in Registrant's Certifying Accountant.
On March 11, 2024 (the “Resignation Date”), PricewaterhouseCoopers, an Australian partnership (“PwC Australia”), informed a.k.a. Brands Holding Corp. (the “Company”) of PwC Australia’s resignation as the independent registered public accounting firm for the Company, effective immediately.
The reports of PwC Australia on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In addition, during the fiscal years ended December 31, 2023 and 2022, as well as during the subsequent interim period preceding the Resignation Date, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and PwC Australia with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of PwC Australia, would have caused PwC Australia to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements with respect to such periods, and there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for identified material weaknesses in the Company's internal control over financial reporting related to (i) the Company not having sufficiently designed, implemented and documented internal controls at the entity level and across key business and financial processes to allow the Company to achieve complete, accurate and timely financial reporting and (ii) the Company not designing and implementing controls to maintain appropriate segregation of duties in its manual and information technology-based business processes. The Company is in the process of implementing measures designed to improve its internal control over financial reporting and remediate the deficiencies that led to these material weaknesses. These material weaknesses and remediation plans are more fully described in Part I, Item 4, "Controls and Procedures", of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 through quarter ended September 30, 2023, and in Part II, Item 9A, "Controls and Procedures", of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022, as filed with the Securities and Exchange Commission ("SEC").
The Company has provided PwC Australia with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that PwC Australia furnish the Company with a letter addressed to the SEC stating whether or not PwC Australia agrees with the above disclosures. A copy of the letter from PwC Australia dated March 14, 2024 is attached hereto as Exhibit 16.1.
On March 14, 2024, the Company engaged PricewaterhouseCoopers LLP, a Delaware limited partnership (“PwC USA”), as its new independent registered public accounting firm upon the approval of the Audit Committee of the Board of Directors of the Company. During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 14, 2024, the effective date of the Company’s engagement of PwC USA, the Company did not consult with PwC USA regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers, an Australian partnership, to the Securities and Exchange Commission, dated March 14, 2024.
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

a.k.a. Brands Holding Corp.

Date: March 14, 2024	By:	/s/ Ciaran Long
	Name:	Ciaran Long
	Title:	Interim Chief Executive Officer and Chief Financial Officer